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                                                                    EXHIBIT 10.5


                              COMMUTATION AGREEMENT


                  COMMUTATION AGREEMENT, dated as of August 31, 2000 (this "Commutation Agreement"), is entered into by and between RELIANCE REINSURANCE COMPANY, a stock insurance company domiciled in Delaware ("Reinsurer") and Reliance Insurance Company, a stock insurance company domiciled in Pennsylvania ("Cedent").

                  WHEREAS, the parties hereto (the "Parties") entered into the Reinsurance Agreement, effective as of January 1, 1995, relating to certain insurance and reinsurance issued by Cedent (the "Reinsurance Agreement"); and

                  WHEREAS, Reliance Insurance Company, a Pennsylvania corporation ("Reliance") and Overseas Partners, Ltd., a Bermuda company ("OPL"), have entered into a Stock Purchase Agreement, dated as of June 30, 2000, pursuant to which (i) this Commutation Agreement is being entered into by the Parties, and (ii) Reliance has agreed to sell all of the issued and outstanding capital stock of the Reinsurer to OPL;

                  WHEREAS, the Parties desire to settle and commute their obligations and liabilities under the Reinsurance Agreement, on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

                  1. Definitions. Capitalized terms used herein and not defined herein, unless otherwise indicated, have the respective meanings assigned to them in the Stock Purchase Agreement.

                  2. Commutation of Reinsurance Agreement. On the terms and subject to the conditions set forth herein, the Reinsurance Agreement shall be commuted, effective as of 12:01 a.m., New York City time, on August 31, 2000 (the "Commutation Date").

                  3. Commutation Amount. Within fifteen days of the execution of this Commutation Agreement, Reinsurer shall pay Cedent the then current value of the ceded unearned premium reserves and loss and loss expense reserves, including any reserves for incurred but not reported losses, less any amount of ceding commission allowed thereon, (the "Settlement Amount"), the payment of such amount to be a full and final settlement of any and all amounts due from Reinsurer under the Reinsurance Agreement.

                  4. Release by the Parties. Effective as of the Commutation Date, but subject to the receipt in full by Cedent of the Settlement Amount, the Parties hereby release and discharge each other, their respective predecessors, parents, affiliates, agents, officers, directors and shareholders and assigns from any and all and present and future payment obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever, whether known or unknown, which they, and their respective successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the other Party by reason of any matter whatsoever arising out of the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of each of the current and future liabilities of the Parties to each other under the Reinsurance Agreement.


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                  5. Execution of Instruments. The Parties hereby agree to
execute promptly any and all supplemental agreements, releases, affidavits, waivers and other documents of any nature or kind which the other Party may reasonably require in order to implement the provisions or objectives of this Commutation Agreement.

                  6. Miscellaneous.

                  6.1. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Commutation Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

                  6.2. Governing Law. THIS COMMUTATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.)

                  6.3. Counterparts. This Commutation Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  6.4. Assignment; Binding Effect; No Third-Party Beneficiaries. Neither this Commutation Agreement, nor any of the rights, interests and obligations hereunder, shall be assigned by either party hereto without the prior written consent of the other party. This Commutation Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise specifically provided for herein, nothing contained in this Agreement is intended or shall be construed to give any Person other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Commutation Agreement or any provision contained herein.

                  6.5. Interpretation. The Section headings contained in this Commutation Agreement are solely for the purpose of reference and do not constitute a part of this Commutation Agreement.


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                  6.6. Severability. If any provisions hereof shall be held
invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the Parties shall use reasonable efforts, including, but not limited to, the amendment of this Commutation Agreement, to ensure that this Commutation Agreement shall reflect as closely as practicable the intent of the Parties.

                  6.7. Entire Agreement. This Commutation Agreement and the agreements and other documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  6.8. Notices. All notices, requests, claims, demands and other communications required to be in writing must be delivered by hand or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other address specified by like nature) and will be deemed given on the date such communication is received:

                  If to Reinsurer to:

                  Reliance Reinsurance Company
                  3 Parkway
                  Philadelphia, Pennsylvania  19102-1376
                  Attention:  General Counsel
                  Facsimile:  (215) 864-6499

                  If to Cedent to:

                  Reliance Insurance Company
                  3 Parkway
                  Philadelphia, Pennsylvania  19102-1376
                  Attention:  General Counsel
                  Facsimile:  (215) 864-4141

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 6.8.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Commutation Agreement to be duly executed as of the date first above written.


                              RELIANCE REINSURANCE COMPANY

                              By: /s/ Edward Joseph Stanco
                                 -----------------------------------------------
                                 Name:  Edward Joseph Stanco
                                 Title: Executive Vice President


                              RELIANCE INSURANCE COMPANY

                              By: /s/ Michael Paul Blivess
                                 -----------------------------------------------
                                 Name:  Michael Paul Blivess
                                 Title: Senior Vice President


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